                                                                     EXHIBIT 11
FUND AMERICAN ENTERPRISES HOLDINGS, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE EARNINGS)
UNAUDITED
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


                                                             Three Months Ended            Six Months Ended
                                                                  June 30,                    June 30,
                                                              1995        1994               1995       1994
                                                            -------      ------            --------   --------
PRIMARY EARNINGS PER SHARE:
 Earnings per share numerator:
  After tax earnings (loss)                                 $ (17,660)   $ 19,906         $ 11,453   $ 28,950
  Preferred stock dividends                                    (1,641)     (3,042)          (3,281)    (6,084)
                                                            ---------    --------         --------   --------
 After tax earnings (loss) applicable to
  common stock                                                (19,301)     16,864            8,172     22,866

  Tax benefit from sale of discontinued operations             66,000           -           66,000          -
  Loss on early extinguishment of debt, after tax                (227)          -             (400)         -
  Cumulative effect of accounting change -
    purchased mortgage servicing, after tax                         -           -                -    (44,296)
                                                            ---------    --------         --------   --------
 Net income (loss) for per share computation                $  46,472    $ 16,864         $ 73,772   $(21,430)
                                                            =========    ========         ========   ========

 Earnings per share denominator:
  Average common shares outstanding                            7,662       9,299            8,013      9,326
  Dilution options, warrants and performance shares              528         526              532        544
                                                           ---------    --------         --------   --------
  Shares for per share computation                             8,190       9,825            8,545      9,870
                                                           =========    ========         ========   ========

 Primary earnings per share:
  After tax earnings (loss)                                $   (2.36)   $   1.72         $    .96   $   2.32
  Net income (loss)                                             5.67        1.72             8.63      (2.17)

FULLY DILUTED EARNINGS PER SHARE
 Earnings per share numerator:
  After tax earnings (loss)                                 $ (17,660)   $ 19,906         $  11,453  $ 28,950
  Preferred stock dividends, if applicable                         -           -                -     (6,084)
                                                           ---------    --------         --------   --------
 After tax earnings (loss) applicable to common stock        (17,660)     19,906           11,453     22,866
  Tax benefit from sale of discontinued operations            66,000           -           66,000          -
  Loss on early extinguishment of debt, after tax               (227)          -             (400)         -
  Cumulative effect of accounting change -
    purchased mortgage servicing, after tax                        -           -                -    (44,296)
                                                           ---------    --------         --------   --------
  Net income (loss) for per share computation              $  48,113    $ 19,906         $ 77,053   $(21,430)
                                                           =========    ========         ========   ========
 Earnings per share denominator:
  Average common shares outstanding                            7,662       9,299            8,013      9,326
  Dilution for options, warrants and performance shares          529         554              532        553
  Dilution for preferred stock, if applicable                  1,054       2,447            1,051          -
                                                           ---------    --------         --------   --------
  Shares for per share computation                             9,245      12,300            9,596      9,879
                                                           =========    ========         ========   ========
 Fully diluted earnings per share:
  After tax earnings (loss)                                $   (1.91)   $   1.62         $   1.19   $   2.31
  Net income (loss)                                             5.20        1.62             8.03      (2.17)
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NOTE: The Voting Preferred Stock Series D is not a common stock equivalent.